Exhibit 99.1

Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports Record Third-Quarter 2014 Financial Results

Highlights:
●	Record Q3 consolidated EMC revenue, up 9% year over year
●	Q3 GAAP EPS up 4% year over year; Q3 non-GAAP EPS up 10% year over year
●	EMC Information Infrastructure, VMware and Pivotal Q3 revenue up 6%, 17% and 24% respectively year over year

HOPKINTON, Mass. - October 22, 2014 - EMC Corporation (NYSE:EMC) today reported third-quarter 2014 financial results, including record third-quarter consolidated revenue of $6 billion, an increase of 9% year over year. GAAP net income attributable to EMC was $587 million. GAAP earnings per weighted average diluted share was $0.28, up 4% year over year. Non-GAAP1 net income attributable to EMC was $903 million. Non-GAAP1 earnings per weighted average diluted share was $0.44, up 10% year over year.

EMC generated $1.7 billion in operating cash flow and $1.3 billion in free cash flow2 in the third quarter. EMC ended the quarter with $15.4 billion in cash and investments. The company repurchased approximately $375 million worth of its common stock in the third quarter and returned approximately $240 million to shareholders via a quarterly dividend.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC’s continued momentum is evidence that our strategy and execution are working. Our strategically aligned businesses - EMC Information Infrastructure, VMware, Pivotal and RSA - are well positioned to capitalize on the massive IT market opportunity in front of us. From my conversations with customers, it’s clear that we have the right best-of-breed technologies in cloud, mobile, Big Data and security, and offer a level of choice and flexibility second-to-none. We are extremely well positioned to help customers maximize their existing IT platforms and build a 3rd IT platform to redefine their businesses with a whole generation of new applications.”

David Goulden, CEO of EMC Information Infrastructure, said, “EMC’s solid third-quarter performance was in line with our expectations, as customers continue to seek strong and well-equipped partners to help them achieve their new IT goals. EMC is growing faster than many of our peers because we continue to make the right strategic investments - assembling a leading portfolio of technology assets over several years - that enable customers to use cloud, mobile, Big Data and security technologies to create competitive advantage.”

Zane Rowe, EMC CFO, added, “These results demonstrate the soundness of EMC’s strategy, a formula combining industry-leading assets, talent, and a uniquely flexible business model that puts customer choice first. Following my first three weeks at EMC I can say, without hesitation, that I am excited to be part of a company that is central to this future-defining industry transformation, and look forward to being part of the team helping EMC create value for shareholders, customers and employees.”

Third-Quarter Highlights

•	EMC Information Infrastructure business revenue was up 6% year over year. Information Storage revenue growth accelerated to 6% year over year. The new VMAX high-end storage system became generally available towards the end of the third quarter; shipments of the new systems in the third quarter were in line with expectations. Unified and Backup and Recovery portfolios continued solid revenue growth of 6% year over year. Emerging Storage3 revenue grew 47% year over year, with notably strong growth for EMC XtremIO, EMC ViPR and EMC ScaleIO. EMC Isilon revenue growth accelerated in the third quarter, benefiting from newer growth vectors where Hadoop capabilities allow efficient analysis of Big Data. RSA grew revenue 4% year over year as security remains a priority for organizations building hybrid clouds.

•
VMware continued its rapid growth trajectory with revenue within EMC up 17% year over year as customers continue investing in software-defined data center, hybrid cloud solutions and end-user computing.

•	Pivotal grew revenue 24% year over year. Pivotal is the fastest growing of EMC’s federated businesses, benefiting from the transition to next-generation applications by organizations.

Global Highlights
EMC’s consolidated third-quarter revenue from North America grew 8% year over year, representing 55% of consolidated third-quarter revenue. Revenue from EMC’s Europe, Middle East and Africa region grew 15% year over year, Asia Pacific and Japan grew 4% year over year and Latin America grew 1% year over year. Revenue from the BRIC+13 markets grew 9% year over year.

Business Outlook
EMC is updating its expectations for 2014 to reflect the impact of foreign currency fluctuations, the timing of EMC’s second-half share buyback, and the revised free cash flow outlook from VMware.

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2014 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $24.5 billion for 2014.

•	Consolidated GAAP operating income is expected to be 16.5% of revenues for 2014 and consolidated non-GAAP[4] operating income is expected to be 24.0% of revenues for 2014.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.29 for 2014 and consolidated non-GAAP[4] earnings per weighted average diluted share are expected to be $1.90 for 2014.

•
The consolidated GAAP income tax rate is expected to be 23.0% and the consolidated non-GAAP[4] income tax rate is expected to be 23.5% for 2014. This assumes that the U.S. research and development tax credit is extended during 2014.

•	Consolidated net cash provided by operating activities is expected to be $6.80 billion for 2014 and free cash flow[2] is expected to be $5.35 billion for 2014.

•	The weighted average outstanding diluted shares are expected to be 2.06 billion for 2014.

•	EMC expects to repurchase an aggregate of $3.0 billion of the company’s common stock in 2014.

Resources

•	The third-quarter 2014 webcast will be available for replay on the EMC Investor Relations website at http://www.emc.com/ir

•	EMC financial results are also available on the U.S. Securities and Exchange Commission website

•	Visit http://ir.vmware.com for more detail on VMware’s third-quarter 2014 financial results

•	Download the EMC Investor Relations App here

•	Visit EMC Pulse for breaking product and technology news from EMC

•	Visit EMC Reflections for executive insight on business and IT trends

•	Connect with EMC via @EMCCorp, LinkedIn and Facebook

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the third quarters of 2014 and 2013 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, special tax charges and a VMware litigation and other contingencies charge. A benefit of the U.S. research and development (“R&D”) tax credit for the third quarter of 2014 is included in the non-GAAP results for the third quarter of 2014 as if the credit had been extended. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2014 and 2013.

3 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

4 Items excluded from the non-GAAP business outlook for 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and other one-time items. The benefit of the R&D tax credit is included in the GAAP and non-GAAP business outlook for 2014. See attached schedules for GAAP to non-GAAP reconciliations.

EMC, EMC RecoverPoint, Atos, Isilon, ScaleIO, ViPR, VMAX, VPLEX and XtremIO are registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, special tax charges, a gain on previously held interests in strategic investments, an impairment of strategic investment and a VMware litigation and other contingencies charge are excluded from the non-GAAP financial measures and (b) the benefit of the R&D tax credit for 2014 is included in the non-GAAP financial measures for the third quarter of 2014 as if the credit had been extended.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues:
Product sales	$3,400	$3,165	$9,728	$9,535
Services	2,632	2,374	7,663	7,005
	6,032	5,539	17,391	16,540

Cost and expenses:
Cost of product sales	1,400	1,324	4,068	4,020
Cost of services	889	773	2,579	2,271
Research and development	767	686	2,239	2,056
Selling, general and administrative	1,990	1,809	5,852	5,308
Restructuring and acquisition-related charges	39	40	187	195
Operating income	947	907	2,466	2,690

Non-operating income (expense):
Investment income	29	26	100	93
Interest expense	(40)	(58)	(108)	(109)
Other expense, net	(103)	(55)	(245)	(197)
Total non-operating income (expense)	(114)	(87)	(253)	(213)

Income before provision for income taxes	833	820	2,213	2,477
Income tax provision	206	181	532	474

Net income	627	639	1,681	2,003
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(40)	(53)	(113)	(136)

Net income attributable to EMC Corporation	$587	$586	$1,568	$1,867

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.29	$0.28	$0.77	$0.89

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.28	$0.27	$0.76	$0.86

Weighted average shares, basic	2,032	2,069	2,033	2,088
Weighted average shares, diluted	2,057	2,165	2,065	2,176

Cash dividends declared per common share	$0.12	$0.10	$0.33	$0.20

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$6,055	$7,891
Short-term investments	2,092	2,773
Accounts and notes receivable, less allowance for doubtful accounts of $68 and $62	3,185	3,861
Inventories	1,390	1,334
Deferred income taxes	970	912
Other current assets	727	507
Total current assets	14,419	17,278
Long-term investments	7,233	6,924
Property, plant and equipment, net	3,629	3,478
Intangible assets, net	2,069	1,780
Goodwill	15,859	14,424
Other assets, net	1,819	1,965
Total assets	$45,028	$45,849

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,109	$1,434
Accrued expenses	2,884	2,783
Notes converted and payable	—	1,665
Income taxes payable	448	639
Deferred revenue	5,694	5,278
Total current liabilities	10,135	11,799
Income taxes payable	289	296
Deferred revenue	4,072	3,701
Deferred income taxes	363	421
Long-term debt	5,494	5,494
Other liabilities	384	352
Total liabilities	20,737	22,063

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,035 and 2,020 shares	20	20
Additional paid-in capital	850	1,406
Retained earnings	21,997	21,114
Accumulated other comprehensive loss, net	(198)	(239)
Total EMC Corporation's shareholders' equity	22,669	22,301
Non-controlling interests	1,622	1,485
Total shareholders' equity	24,291	23,786
Total liabilities and shareholders' equity	$45,028	$45,849

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2014	2013
Cash flows from operating activities:
Cash received from customers	$19,005	$18,065
Cash paid to suppliers and employees	(13,868)	(12,740)
Dividends and interest received	119	118
Interest paid	(67)	(19)
Income taxes paid	(897)	(691)
Net cash provided by operating activities	4,292	4,733

Cash flows from investing activities:
Additions to property, plant and equipment	(693)	(673)
Capitalized software development costs	(382)	(342)
Purchases of short- and long-term available-for-sale securities	(7,989)	(8,630)
Sales of short- and long-term available-for-sale securities	6,396	3,540
Maturities of short- and long-term available-for-sale securities	2,135	1,386
Business acquisitions, net of cash acquired	(1,771)	(616)
Purchases of strategic and other related investments	(101)	(109)
Sales of strategic and other related investments	38	10
Joint venture funding	(163)	(268)
Proceeds from divestiture of business	—	38
Increase in restricted cash	(76)	—
Net cash used in investing activities	(2,606)	(5,664)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	445	302
Proceeds from the issuance of VMware's common stock	158	185
EMC repurchase of EMC's common stock	(1,374)	(1,965)
EMC purchase of VMware's common stock	—	(160)
VMware repurchase of VMware's common stock	(450)	(392)
Excess tax benefits from stock-based compensation	85	102
Payment of long- and short-term obligations	(1,665)	(14)
Proceeds from long- and short-term obligations	—	5,460
Contributions from non-controlling interests	7	105
Dividend payment	(644)	(209)
Net cash (used in) provided by financing activities	(3,438)	3,414

Effect of exchange rate changes on cash and cash equivalents	(84)	(42)

Net increase (decrease) in cash and cash equivalents	(1,836)	2,441
Cash and cash equivalents at beginning of period	7,891	4,714
Cash and cash equivalents at end of period	$6,055	$7,155

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,681	$2,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,370	1,215
Non-cash interest expense on debt	—	82
Non-cash restructuring and other special charges	14	10
Stock-based compensation expense	770	700

Provision for (recovery of) doubtful accounts	11	(2)
Deferred income taxes, net	(246)	(31)
Excess tax benefits from stock-based compensation	(85)	(102)
Gain on previously held interests in strategic investments	(45)	—
Impairment of strategic investment	33	—
Other, net	20	23
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	756	521
Inventories	(252)	(382)
Other assets	169	122
Accounts payable	(304)	45
Accrued expenses	(234)	(321)
Income taxes payable	(122)	(176)
Deferred revenue	730	1,006
Other liabilities	26	20
Net cash provided by operating activities	$4,292	$4,733

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	For the Three Months Ended
		Diluted		Diluted
	September 30,	Earnings	September 30,	Earnings
	2014	Per Share	2013	Per Share
Net Income Attributable to EMC GAAP	$587	$0.285	$586	$0.270

Stock-based compensation expense	174	0.085	163	0.075
Intangible asset amortization	67	0.032	66	0.030
Restructuring charges	27	0.013	24	0.011
Acquisition and other related charges	35	0.017	5	0.002
Amortization of VMware's capitalized software from prior periods	—	—	4	0.002
Special tax charges	—	—	23	0.011
Net gain on disposition of certain lines of business and other	—	—	(11)	(0.005)
VMware litigation and other contingencies	2	0.001	—	—
R&D tax credit	11	0.005	—	—

Net Income Attributable to EMC Non-GAAP	$903	$0.438	$860	$0.397

Weighted average shares, diluted		2,057		2,165
Incremental VMware dilution		$1		$2

	For the Nine Months Ended
		Diluted
	September 30,	Earnings
	2014	Per Share
Net Income Attributable to EMC GAAP	$1,568	$0.757

Stock-based compensation expense	524	0.253
Intangible asset amortization	193	0.094
Restructuring charges	133	0.065
Acquisition and other related charges	78	0.037
Gain on previously held interests in strategic investments	(45)	(0.022)
Impairment of strategic investment	24	0.011
VMware litigation and other contingencies	7	0.003
R&D tax credit	32	0.015

Net Income Attributable to EMC Non-GAAP	$2,514	$1.215

Weighted average shares, diluted		$2,065
Incremental VMware dilution		4

*
Net of tax and non-controlling interest in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	For the Three Months Ended
	September 30,	September 30,
	2014	2013
Gross Margin GAAP	$3,743	$3,442

Stock-based compensation expense	37	32
Intangible asset amortization	62	58
Amortization of VMware's capitalized software from prior periods	—	8

Gross Margin Non-GAAP	$3,842	$3,540

Revenues	$6,032	$5,539

Gross Margin Percentages:
GAAP	62.0%	62.1%
Non-GAAP	63.7%	63.9%

	For the Three Months Ended
	September 30,	September 30,
	2014	2013
Operating Margin GAAP	$947	$907

Stock-based compensation expense	255	244
Intangible asset amortization	102	97
Restructuring charges	37	35
Acquisition and other related charges	55	5
Amortization of VMware's capitalized software from prior periods	—	8

Operating Margin Non-GAAP	$1,396	$1,296

Revenues	$6,032	$5,539

Operating Margin Percentages:
GAAP	15.7%	16.4%
Non-GAAP	23.1%	23.4%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	For the Three Months Ended September 30, 2014
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated GAAP	$833	$206	24.7%

Stock-based compensation expense	255	60	23.2%
Intangible asset amortization	102	30	29.8%
Restructuring charges	37	9	23.7%
Acquisition and other related charges	55	15	28.0%
R&D tax credit	—	(12)	N/A
VMware litigation and other contingencies	—	(2)	N/A

EMC Consolidated Non-GAAP	$1,282	$306	23.9%

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Cash Flow from Operations	$1,701	$1,793	$4,292	$4,733
Capital expenditures	(222)	(236)	(693)	(673)
Capitalized software development costs	(137)	(123)	(382)	(342)
Free Cash Flow	$1,342	$1,434	$3,217	$3,718

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

For the Twelve Months Ending December 31,
2014
Operating Income as a % of Revenue - GAAP	16.5%

Stock-based compensation expense	4.3%
Intangible asset amortization	1.6%
Restructuring charges	0.8%
Acquisition and other related charges	0.8%

Operating Income as a % of Revenue - Non-GAAP	24.0%

For the Twelve Months Ending December 31,
2014
Diluted Earnings Per Share - GAAP	$1.29

Stock-based compensation expense	0.36
Intangible asset amortization	0.13
Restructuring charges	0.08
Acquisition and other related charges	0.05
One-time items	(0.01)

Diluted Earnings Per Share - Non-GAAP	$1.90

For the Twelve Months Ending December 31,
2014
Tax Rate - GAAP	23.0%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and one-time items	0.5%

Tax Rate - Non-GAAP	23.5%

For the Twelve Months Ending December 31,
2014
Cash Flow from Operations	$6,800

Capital expenditures	(950)
Capitalized software development costs	(500)

Free Cash Flow	$5,350

Supplemental Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(37)	$(62)	$—	$—	$—	$—
Research and development	(96)	(3)	—	—	—	—
Selling, general and administrative	(122)	(37)	—	(53)	—	—
Restructuring and acquisition-related charges	—	—	(37)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision (benefit)	60	30	9	15	(12)	(2)
Net income attributable to VMware	(21)	(5)	(1)	(5)	(1)	—

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—
Research and development	(35)	(1)	—	—	—	—
Selling, general and administrative	(62)	(31)	—	(12)	—	—
Restructuring and acquisition-related charges	—	—	(31)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision (benefit)	31	21	7	—	(8)	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(28)	$—	$—	$—	$—
Research and development	(61)	(2)	—	—	—	—
Selling, general and administrative	(60)	(6)	—	(41)	—	—
Restructuring and acquisition-related charges	—	—	(6)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision (benefit)	29	9	2	15	(4)	(2)
Net income attributable to VMware	(21)	(5)	(1)	(5)	(1)	—

Supplemental Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Charges	Net Gain on Disposition of Certain Lines of Business and Other
EMC Consolidated
Cost of revenue	$(32)	$(58)	$—	$—	$(8)	$—	$—
Research and development	(90)	(2)	—	—	—	—	—
Selling, general and administrative	(122)	(37)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(35)	(5)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	(12)
Income tax provision (benefit)	64	27	10	—	2	(23)	2
Net income attributable to VMware	(17)	(4)	(1)	—	(2)	—	3

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(23)	$(36)	$—	$—	$—	$—	$—
Research and development	(38)	(1)	—	—	—	—	—
Selling, general and administrative	(69)	(36)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(30)	(4)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	—
Income tax provision (benefit)	37	23	9	—	—	(23)	—
Net income attributable to VMware	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9)	$(22)	$—	$—	$(8)	$—	$—
Research and development	(52)	(1)	—	—	—	—	—
Selling, general and administrative	(53)	(1)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(5)	(1)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	(12)
Income tax provision (benefit)	27	4	1	—	2	—	2
Net income attributable to VMware	(17)	(4)	(1)	—	(2)	—	3

Supplemental Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,515	$(7)	$1,508
Cost of revenue	242	2	244
Gross margin	1,273	(9)	1,264
Research and development	327	(1)	326
Selling, general and administrative	698	(5)	693
Restructuring and acquisition-related charges	6	—	6
Operating income	242	(3)	239
Non-operating income (expense)	2	4	6
Income before taxes	244	1	245
Income tax provision (benefit)	50	—	50
Net income	$194	1	195
Net income attributable to VMware		(40)	(40)
Net income attributable to EMC		$(39)	$155

Supplemental Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,289	$(4)	$1,285
Cost of revenue	183	—	183
Gross margin	1,106	(4)	1,102
Research and development	266	(5)	261
Selling, general and administrative	552	(3)	549
Restructuring and acquisition-related charges	1	5	6
Operating income	287	(1)	286
Non-operating income (expense)	21	(1)	20
Income before taxes	308	(2)	306
Income tax provision (benefit)	47	(14)	33
Net income	$261	12	273
Net income attributable to VMware		(53)	(53)
Net income attributable to EMC		$(41)	$220

Note: Schedule may not add due to rounding.

Segment Information
For the Three Months Ended September 30, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,595	$36	$114	$2,745	$17	$2,762
Services revenues	1,456	118	147	1,721	41	1,762
Total consolidated revenues	4,051	154	261	4,466	58	4,524

Gross profit	$2,238	$100	$173	2,511	27	2,538
Gross profit percentage	55.2%	65.2%	66.3%	56.2%	46.9%	56.1%

Research and development				372	33	405
Selling, general and administrative				1,146	46	1,192
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,518	79	1,597
Operating income (expense)				$993	$(52)	$941
Operating margin percentage				22.2%	(89.7)%	20.8%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,762	$638	$—	$3,400
Services revenues	1,762	870	—	2,632
Total consolidated revenues	4,524	1,508	—	6,032

Gross profit	$2,538	$1,304	$(99)	$3,743
Gross profit percentage	56.1%	86.5%	—	62.0%

Research and development	405	263	99	767
Selling, general and administrative	1,192	586	212	1,990
Restructuring and acquisition-related charges	—	—	39	39
Total costs and expenses	1,597	849	350	2,796

Operating income (expense)	941	455	(449)	947
Operating margin percentage	20.8%	30.2%	—	15.7%

Non-operating income (expense), net	(120)	6	—	(114)
Income tax provision (benefit)	207	99	(100)	206
Net income	614	362	(349)	627
Net income attributable to the non-controlling interest in VMware, Inc.	—	(73)	33	(40)
Net income attributable to EMC Corporation	$614	$289	$(316)	$587
Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,430	$32	$120	$2,582	$20	$2,602
Services revenues	1,376	117	132	1,625	27	1,652
Total consolidated revenues	3,806	149	252	4,207	47	4,254

Gross profit	$2,106	$94	$170	2,370	29	2,399
Gross profit percentage	55.3%	63.3%	67.6%	56.3%	61.0%	56.4%

Research and development				356	30	386
Selling, general and administrative				1,115	42	1,157
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,471	72	1,543
Operating income (expense)				$899	$(43)	$856
Operating margin percentage				21.4%	(92.9)%	20.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,602	$563	$—	$3,165
Services revenues	1,652	722	—	2,374
Total consolidated revenues	4,254	1,285	—	5,539

Gross profit	$2,399	$1,141	$(98)	$3,442
Gross profit percentage	56.4%	88.8%	—	62.1%

Research and development	386	208	92	686
Selling, general and administrative	1,157	493	159	1,809
Restructuring and acquisition-related charges	—	—	40	40
Total costs and expenses	1,543	701	291	2,535

Operating income (expense)	856	440	(389)	907
Operating margin percentage	20.1%	34.2%	—	16.4%

Non-operating income (expense), net	(106)	7	12	(87)
Income tax provision (benefit)	193	70	(82)	181
Net income	557	377	(295)	639
Net income attributable to the non-controlling interest in VMware, Inc.	—	(74)	21	(53)
Net income attributable to EMC Corporation	$557	$303	$(274)	$586
Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to reflect the Information Storage acquisition of the Data Computing Appliance and implementation services businesses from the Pivotal segment during the first quarter of 2014. None of the segment reclassifications impact EMC’s previously reported consolidated financial statements. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014
Information Storage:
Product Revenues	$2,472	$2,577	$2,430	$3,260	$10,738	$2,302	$2,551	$2,595
Services Revenues	1,326	1,377	1,376	1,445	5,524	1,378	1,425	1,456
Total Information Storage Revenues	$3,798	$3,954	$3,806	$4,705	$16,262	$3,680	$3,976	$4,051

Information Intelligence Group:
Product Revenues	$43	$39	$32	$65	$180	$35	$37	$36
Services Revenues	112	113	117	124	467	119	121	118
Total Information Intelligence Group Revenues	$155	$152	$149	$189	$647	$154	$158	$154

RSA Information Security:
Product Revenues	$100	$98	$120	$136	$453	$104	$104	$114
Services Revenues	133	130	132	139	534	140	139	147
Total RSA Information Security Revenues	$233	$228	$252	$275	$987	$244	$243	$261

EMC Information Infrastructure:
Product Revenues	$2,615	$2,714	$2,582	$3,461	$11,371	$2,441	$2,692	$2,745
Services Revenues	1,571	1,620	1,625	1,708	6,525	1,637	1,685	1,721
Total EMC Information Infrastructure Revenues	$4,186	$4,334	$4,207	$5,169	$17,896	$4,078	$4,377	$4,466

Pivotal:
Product Revenues	$13	$15	$20	$18	$66	$11	$15	$17
Services Revenues	22	27	27	37	113	38	39	41
Total Pivotal Revenues	$35	$42	$47	$55	$179	$49	$54	$58

VMware:
Product Revenues	$484	$529	$563	$676	$2,253	$556	$612	$638
Services Revenues	682	709	722	782	2,894	796	837	870
Total VMware Revenues	$1,166	$1,238	$1,285	$1,458	$5,147	$1,352	$1,449	$1,508

Consolidated Revenues:
Product Revenues	$3,112	$3,258	$3,165	$4,155	$13,690	$3,008	$3,319	$3,400
Services Revenues	2,275	2,356	2,374	2,527	9,532	2,471	2,561	2,632
Total Consolidated Revenues	$5,387	$5,614	$5,539	$6,682	$23,222	$5,479	$5,880	$6,032

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.5)%	(0.7)%	(0.8)%	(0.5)%	(0.6)%	(0.4)%	0.5%	(0.1)%

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.